UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057

(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)
5900 Golden Hills Drive Minneapolis, Minnesota		55416

(Address of principal executive offices)		(Zip Code)
(763) 542-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Contract

On February 14, 2005, the Compensation Committee of CyberOptics Corporation approved changes to the fees paid directors who are not employees and approved the salaries and incentive compensation plan for executive officers.

In addition to the fees previously provided to directors who are not employees, CyberOptics will now pay to each such director, currently consisting of Alex B. Cimochowski, Erwin A. Kelen, Irene M. Qualters and Michael M. Selzer, Jr., an annual retainer of $7,500 and fees of $500 for each committee meeting attended that is not associated with a meeting of the board of directors.

The Compensation Committee also approved increases in the salaries of Kathleen Iverson, Chief Executive Officer, of $7,000 (to $242,000); of Scott Larson, Chief Financial Officer, of $5,000 (to $155,000); and of Michael Proulx, Vice President of Operations of $5,000 (to $137,000). The Committee established a bonus plan based on a matrix of increases in revenue and in net income before income taxes during the 2005 fiscal year under which payment of bonuses might be paid to executives, and targeted bonuses of $95,000, $35,000 and $30,000 for Ms. Iverson, Mr. Larson and Mr. Proulx, respectively.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION
By:	/s/ KATHLEEN P. IVERSON

Kathleen P. Iverson, Chief Executive Officer

Dated: February 18, 2005